Exhibit 99.1

FOR IMMEDIATE RELEASE

Forrester Research Reports 2025 Second-Quarter Financial Results

CAMBRIDGE, Mass., July 31, 2025 — Forrester Research, Inc. (Nasdaq: FORR) today announced financial results for the second quarter ended June 30, 2025, with contract value at $288.7 million, down 7% compared with the prior year.

“As predicted, the second quarter saw ongoing market uncertainty, which continues to impact CV,” said CEO and Chairman George F. Colony. “Despite macroeconomic pressures, we delivered revenue, operating margin, and EPS above consensus. We also remained focused on delivering research insights that help business leaders execute on their key priorities, alongside continuous enhancements to our generative AI tool, Izola. Between our extensive coverage of AI and our use of AI to serve clients, we believe that we are the leading AI research company, positioning us at the forefront to help our clients to win, serve, and retain customers.”

Second-Quarter Consolidated Results

Total revenues for the second quarter of 2025 were $111.7 million, compared with $121.8 million for the comparable quarter in 2024.

On a GAAP basis, net income was $3.9 million, or $0.20 per diluted share, for the second quarter of 2025, compared with net income of $6.3 million, or $0.33 per diluted share, for the same period in 2024.

On an adjusted basis, net income was $9.8 million, or $0.51 per diluted share, for the second quarter of 2025, reflecting an adjusted effective tax rate of 29%. Adjusted net income excludes stock-based compensation of $4.0 million, amortization of acquisition-related intangible assets of $2.2 million, and restructuring costs of $0.5 million. This compares with adjusted net income of $12.9 million, or $0.68 per diluted share, for the same period in 2024, which reflects an adjusted tax rate of 29%. Adjusted net income for the second quarter of 2024 excludes stock-based compensation of $4.0 million, amortization of acquisition-related intangible assets of $2.5 million, and restructuring costs of $0.1 million.

Additional details regarding key metrics can be found in the investor presentation on the investor relations section of the company’s website.

A reconciliation of GAAP results to adjusted results can be found in the attached financial tables.

Forrester is providing guidance for 2025 as follows:

Full-Year 2025 (GAAP):

•
Total revenues of approximately $400.0 million to $410.0 million, or a decline of 7.5% to 5.2% versus the prior year
•
Operating margin of approximately negative 18.4% to negative 17.4%
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Interest expense of approximately $2.7 million
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An effective tax rate of negative 5% to negative 8%
•
Diluted loss per share of approximately $4.16 to $4.01

Full-Year 2025 (Adjusted):

Adjusted financial guidance for full-year 2025 excludes the goodwill impairment charge of $83.9 million, stock-based compensation expense of $12.0 million to $13.0 million, amortization of acquisition-related intangible assets of approximately $8.7 million, restructuring costs of approximately $2.0 million, and any investment gains or losses.

•
Adjusted operating margin of approximately 8.0% to 9.0%
•
Adjusted effective tax rate of 29%
•
Adjusted diluted earnings per share of approximately $1.20 to $1.35

About Forrester

Forrester (Nasdaq: FORR) is one of the most influential research and advisory firms in the world. We empower leaders in technology, customer experience, digital, marketing, sales, and product functions to be bold at work and accelerate growth through customer obsession. Our unique research and continuous guidance model helps executives and their teams achieve their initiatives and outcomes faster and with confidence. To learn more, visit Forrester.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, Forrester’s financial guidance for the full-year 2025 and Forrester’s future financial performance and financial condition. These statements are based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester’s ability to retain and enrich memberships for its research products and services, including the migration of its existing clients into its Forrester Decisions portfolio of services; Forrester’s ability to fulfill existing or generate new consulting engagements and advisory services; any adverse economic conditions that result in a reduction in technology spending or demand for Forrester’s products or services; the risks and challenges inherent in international business activities; the use of generative AI in Forrester’s business and by Forrester’s clients and competitors; Forrester’s ability to offer new products and services; Forrester’s dependence on key personnel; Forrester’s ability to attract and retain professional staff; Forrester’s ability to respond to business and economic conditions and market trends; Forrester’s business with the US government; the impact of Forrester’s outstanding debt obligations; competition and industry consolidation; possible variations in Forrester’s quarterly operating results; concentration of ownership of Forrester; the possibility of network disruptions and security breaches; any failure to enforce and protect Forrester’s intellectual property rights; compliance with privacy laws; taxation risks; any weakness in Forrester’s system of internal controls; and any future impairment charge Forrester incurs. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.

The consolidated statements of operations and the table of key financial data are attached.

Contact:

Ed Bryce Morris

VP, Corporate Development & Investor Relations

Forrester Research, Inc.

+1 617-613-6565

ebrycemorris@forrester.com

Shweta Agarwal

VP, Corporate Communications

Forrester Research, Inc.

+1 617-613-6805

sagarwal@forrester.com

© 2025, Forrester Research, Inc. All rights reserved. Forrester is a trademark of Forrester Research, Inc.

Forrester Research, Inc.

Consolidated Statements of Operations

(Unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenues:
Research	$77,926	$83,663	$146,340	$160,244
Consulting	23,493	24,811	44,929	47,952
Events	10,240	13,351	10,266	13,706
Total revenues	111,659	121,825	201,535	221,902
Operating expenses:
Cost of services and fulfillment	49,654	51,164	89,255	95,854
Selling and marketing	37,314	40,253	73,020	79,675
General and administrative	13,368	14,437	26,429	28,496
Depreciation	1,659	2,062	3,139	4,122
Amortization of intangible assets	2,217	2,513	4,434	5,027
Goodwill impairment	—	—	83,895	—
Restructuring costs	491	82	1,998	6,706
Total operating expenses	104,703	110,511	282,170	219,880
Income (loss) from operations	6,956	11,314	(80,635)	2,022
Interest expense	(675)	(763)	(1,342)	(1,525)
Loss on investments, net	—	—	(1,024)	—
Other income, net	835	1,015	1,815	2,289
Income (loss) before income taxes	7,116	11,566	(81,186)	2,786
Income tax expense	3,203	5,274	2,173	3,167
Net income (loss)	$3,913	$6,292	$(83,359)	$(381)

Basic income (loss) per common share	$0.21	$0.33	$(4.39)	$(0.02)
Diluted income (loss) per common share	$0.20	$0.33	$(4.39)	$(0.02)
Basic weighted average shares outstanding	19,063	19,093	18,976	19,189
Diluted weighted average shares outstanding	19,165	19,124	18,976	19,189

Adjusted data (1):
Income (loss) from operations - GAAP	$6,956	$11,314	$(80,635)	$2,022
Amortization of intangible assets	2,217	2,513	4,434	5,027
Restructuring costs	491	82	1,998	6,706
Goodwill impairment	—	—	83,895	—
Stock-based compensation included in the
following expense categories:
Cost of services and fulfillment	2,460	2,513	4,178	4,635
Selling and marketing	491	559	499	1,158
General and administrative	1,035	953	1,781	1,806
Adjusted income from operations	$13,650	$17,934	$16,150	$21,354

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2025		2024		2025		2024
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income (loss) - GAAP	$3,913	$0.20	$6,292	$0.33	$(83,359)	$(4.39)	$(381)	$(0.02)
Effect on GAAP net loss of diluted shares		—		—		0.01		—
Amortization of intangible assets	2,217	0.12	2,513	0.13	4,434	0.23	5,027	0.26
Restructuring costs	491	0.03	82	0.01	1,998	0.11	6,706	0.35
Goodwill impairment	—	—	—	—	83,895	4.41	—	—
Stock-based compensation	3,986	0.21	4,025	0.21	6,458	0.34	7,599	0.40
Losses on investments	—	—	—	—	1,024	0.05	—	—
Tax effects of items above (2)	(1,253)	(0.07)	(1,288)	(0.07)	(2,488)	(0.13)	(3,834)	(0.20)
Adjustment to tax expense for adjusted tax rate (3)	451	0.02	1,288	0.07	(160)	(0.01)	586	0.03
Adjusted net income	$9,805	$0.51	$12,912	$0.68	$11,802	$0.62	$15,703	$0.82
Diluted weighted average shares outstanding	19,165		19,124		19,030		19,232

(1) Forrester believes that adjusted financial results provide investors with consistent and comparable information to aid in the understanding of Forrester's ongoing business, and are also used by Forrester in making compensation decisions. Our adjusted presentation excludes amortization of acquisition-related intangible assets, stock-based compensation, restructuring costs, a goodwill impairment charge, and net gains or losses from investments, as well as their related tax effects. We also utilized an assumed tax rate of 29% in 2025 and 2024, which excludes items such as the effect of any adjustments related to the filing of prior year tax returns. The adjusted data does not purport to be prepared in accordance with Generally Accepted Accounting Principles in the United States.

(2) The tax effect of adjusting items is based on the accounting treatment and rate for the jurisdiction of each item.

(3) To compute adjusted net income, we apply an adjusted effective tax rate of 29% in 2025 and 2024.

Forrester Research, Inc.

Key Financial Data

(Unaudited, dollars in thousands)

	June 30,	December 31,
	2025	2024
Balance sheet data:
Cash, cash equivalents and marketable investments	$134,954	$104,669
Accounts receivable, net	$40,244	$55,490
Deferred revenue	$154,502	$145,404
Debt outstanding	$35,000	$35,000

	June 30,
	2025	2024
Cash flow data:
Net cash provided by operating activities	$23,096	$(2,295)
Purchases of property and equipment	$(1,250)	$(2,256)
Repurchases of common stock	$(44)	$(8,015)

	As of
	June 30,
	2025	2024
Metrics:
Contract value	$288,700	$311,900	(a)
Client retention	74%	72%	(a)
Wallet retention	85%	88%	(a)
Number of clients	1,805	2,052	(a)

	As of
	June 30,
	2025	2024
Headcount:
Total headcount	1,465	1,656
Sales force	540	592

(a) June 30, 2024 amounts have been recast based on 2025 foreign currency rates, the divestiture of an operation in Q3 2024, and a correction of an insignificant error.